UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2011

SoundBite Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 897-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangements with Outside Directors

On December 13, 2011, the Nominating and Corporate Governance Committee of the board of directors amended and restated our Compensatory Arrangements with Outside Directors, under which we pay certain equity and cash compensation to each director who constitutes an “Outside Director.”

Under the Compensatory Arrangements as previously in effect, an Outside Director was defined to mean a director who was neither (a) employed by us nor (b) affiliated with a person or entity that beneficially owns five percent or more of our common stock. Effective as of January 1, 2012, the definition of “Outside Director” was revised to mean any non-employee director. As a result of the amendment, two of our current directors, James A. Goldstein and Justin Perreault, became entitled to begin receiving director compensation as of January 1, 2012.

The other provisions of the Compensatory Arrangements, including the amount and type of compensation payable to Outside Directors, were not modified.

A copy of the Compensatory Arrangements with Outside Directors, as amended and restated as of December 13, 2011, is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Amendment of Executive Retention Agreement

On April 2, 2012, we entered into an amendment of our executive retention agreement with Mark Friedman, our chief marketing and business development officer, which originally was entered into on November 28, 2008.

Previously the executive retention agreement generally provided that, among other things, if Mr. Friedman’s employment is terminated by us for reasons other than for cause (as defined) or by Mr. Friedman for good reason (as defined), Mr. Friedman will receive a cash payment equal to the sum of (1) Mr. Friedman’s accrued compensation (including a pro rata bonus payment) through the date of his termination and (2) an amount equal to 0.5 times the sum of Mr. Friedman’s (x) highest annual base salary at any time during the twelve months prior to the termination of his employment and (y) commission, if any, for the most recently completed fiscal year prior to such termination.

Under the amendment, if Mr. Friedman’s employment is terminated other than for cause or for good reason within six months following the closing of a specified change in control, then the “multiplier” in clause (2) above will increase from 0.5 to 1.0. For these purposes, the term “change in control” means:

•	a sale of all or substantially all of our assets; or

•

a merger or consolidation of our company with or into another entity in a transaction where the shares of our capital stock outstanding immediately prior to the closing of such merger or consolidation represent or are converted into or exchanged for shares that represent less than a majority of the shares of capital stock of the resulting or surviving entity outstanding immediately after the closing of such merger or consolidation.

The other provisions of Mr. Friedman’s executive retention agreement were not modified.

The form of the above-referenced executive retention agreement, as amended, is attached as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Compensatory Arrangements with Outside Directors (Amended and Restated as of December 13, 2011)

10.2	Form of Executive Retention Agreement entered into between the Registrant and each of Mark D. Friedman, Robert C. Leahy, James A. Milton and Timothy R. Segall

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of April 5, 2012.

SOUNDBITE COMMUNICATIONS, INC.

By:	/s/ Robert C. Leahy
Robert C. Leahy, Chief Operating Officer and Chief Financial Officer